EXHIBIT






Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation of our report dated June 16, 1999, included in the Kerr-McGee Corporation Employee Stock Ownership Plan 1998 annual report in this Form 11-K, into the Company's previously filed Form S-8 File No. 333-28235.





                                        (ARTHUR ANDERSEN LLP)
                                         ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
      June 30, 1999